Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Ware Grove Chief Financial Officer -or- Lori Novickis Director, Corporate Relations CBIZ, Inc. Cleveland, Ohio (216) 447-9000

CBIZ REPORTS FIRST-QUARTER 2019 RESULTS; AFFIRMS FULL-YEAR GUIDANCE

FIRST-QUARTER HIGHLIGHTS:

•	REVENUE +1.5%
•	SAME-UNIT REVENUE +1.0%
•	EPS FROM CONTINUING OPERATIONS +4.7%

CLEVELAND (April 25, 2019) – CBIZ, Inc. (NYSE: CBZ) today announced financial results for the first quarter ended March 31, 2019.

For the 2019 first quarter, CBIZ reported revenue of $270.0 million, an increase of $3.9 million, or 1.5%, over the $266.1 million reported in 2018. Same-unit revenue increased by $2.7 million, or 1.0%, for the quarter, compared with the same period a year ago. Newly acquired operations, net of divestitures, contributed $1.2 million, or 0.5%, to revenue growth in the quarter. CBIZ reported income from continuing operations of $37.6 million, or $0.67 per diluted share, in the 2019 first quarter, compared with income of $35.8 million, or $0.64 per diluted share, for the same period a year ago. Adjusted EBITDA for the first quarter was $57.7 million, compared with $55.9 million for the first quarter of 2018.

In the 2019 first quarter, the Company repurchased approximately 580,000 shares of its common stock at a cost of approximately $11.6 million. As a result of this activity, the Company expects a weighted average fully diluted share count within a range of 56.0 to 56.5 million shares for 2019. The balance outstanding on the Company’s $400 million unsecured credit facility at March 31, 2019, was $182 million with approximately $210 million of unused borrowing capacity.

Jerry Grisko, President and Chief Executive Officer of CBIZ, said, “Our revenue growth in the first quarter was generally in line with our expectations and an improvement over the exceptionally strong first quarter a year ago. As a reminder, the first quarter of 2018 included very strong results from some of our non-core transactional businesses and revenue from two accounting practices that were divested at year-end. In addition, tax compliance work in the first quarter of 2019, which is normally at a seasonal peak, was negatively impacted by delays in IRS-issued regulations and guidance associated with tax reform. This work has been temporarily deferred and is expected to be completed later in the year."

“Despite the relatively modest growth in the first quarter of 2019 compared with the same period a year ago, we are encouraged by continued strong demand for our services and a healthy level of optimism among many of our clients that the business climate will remain favorable throughout 2019,” concluded Grisko.

2019 Outlook

•	The Company expects growth in total revenue within a range of 4% to 6%.
•	Although a number of factors may impact the tax rate, the Company expects an effective tax rate of approximately 25%.
•	The Company expects a weighted average fully diluted share count of approximately 56.0 to 56.5 million shares.
•	The Company expects to grow fully diluted earnings per share within a range of 10% to 12% over the $1.09 reported for 2018.

Conference Call

CBIZ will host a conference call at 11:00 a.m. (ET) today to discuss its results. The call will be webcast live for the media and the public, and can be accessed at www.cbiz.com. Shareholders and analysts who would like to participate in the call can register at http://dpregister.com/10130754 to receive the dial-in number and unique personal identification number. Participants may register at any time, including up to and after the call start time.

A replay of the webcast will be made available approximately two hours following the call on the Company’s website at www.cbiz.com. For those without internet access, a replay of the call will also be available starting at approximately 1:00 p.m. (ET), April 25, through 5:00 p.m. (ET), May 1, 2019. The toll-free dial-in number for the replay is 1-877-344-7529. If you are listening from outside the United States, dial 1-412-317-0088. The access code for the replay is 10130754.

About CBIZ

CBIZ, Inc. provides financial, insurance and advisory services to businesses throughout the United States. Financial services include accounting, tax, government health care consulting, transaction advisory, risk advisory, and valuation services. Insurance services include employee benefits consulting, retirement plan consulting, property and casualty insurance, payroll, and human capital consulting. With more than 100 Company offices in 32 states, CBIZ is one of the largest accounting and insurance brokerage providers in the U.S. For more information, visit www.cbiz.com.

Forward-Looking Statements

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the Company’s ability to adequately manage and sustain its growth; the Company’s dependence on the current trend of outsourcing business services; the Company’s dependence on the services of its CEO and other key employees; competitive pricing pressures; general business and economic conditions; and changes in governmental regulation and tax laws affecting the Company’s insurance business or its business services operations. A more detailed description of such risks and uncertainties may be found in the Company’s filings with the Securities and Exchange Commission at www.sec.gov.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

THREE MONTHS ENDED MARCH 31, 2019 AND 2018

(In thousands, except percentages and per share data)

	THREE MONTHS ENDED
	MARCH 31,
	2019	%	2018	%
Revenue	$269,998	100.0%	$266,090	100.0%
Operating expenses (1)	215,496	79.8%	204,750	76.9%
Gross margin	54,502	20.2%	61,340	23.1%
Corporate general and administrative expenses (1)	11,680	4.3%	10,028	3.8%
Operating income	42,822	15.9%	51,312	19.3%
Other income (expense):
Interest expense	(1,401)	-0.5%	(1,780)	-0.7%
Gain on sale of operations, net	497	0.2%	663	0.3%
Other income (expense), net (1) (2)	9,260	3.4%	(1,229)	-0.5%
Total other income (expense), net	8,356	3.1%	(2,346)	-0.9%
Income from continuing operations before income tax expense	51,178	19.0%	48,966	18.4%
Income tax expense	13,613		13,156
Income from continuing operations	37,565	13.9%	35,810	13.5%
(Loss) income from operations of discontinued operations, net of tax	(96)		41
Net income	$37,469	13.9%	$35,851	13.5%

Diluted earnings per share:
Continuing operations	$0.67		$0.64
Discontinued operations	-		-
Net income	$0.67		$0.64

Diluted weighted average common shares outstanding	55,915		55,924
Other data from continuing operations:
Adjusted EBITDA (3)	$57,741		$55,858

(1)

CBIZ sponsors a deferred compensation plan, under which a CBIZ employee's compensation deferral is held in a rabbi trust and invested accordingly as directed by the employee. Income and expenses related to the deferred compensation plan are included in "Operating expenses" ($8.2 million expense in 2019 and $0.1 million income in 2018, or 3.0% and 0.0% of revenue, respectively) and "Corporate general and administrative expenses" ($0.9 million expense in 2019 and $16 thousand income in 2018, or 0.3% and 0.0% of revenue for 2019 and 2018, respectively) and are directly offset by deferred compensation gains or losses in "Other income (expense), net" ($9.1 million income in 2019 and $0.1 million expense in 2018, or 3.4% and 0.0% of revenue, respectively). The deferred compensation plan has no impact on "Income from continuing operations before income tax expense".

(2)

Included in "Other income (expense), net" for the three months ended March 31, 2019 and 2018, is income of $0.3 million and expense of $1.6 million, respectively, related to net changes in the fair value of contingent consideration related to CBIZ's prior acquisitions.

(3)

Refer to the financial highlights tables for a reconciliation of Non-GAAP financial measures to the nearest generally accepted accounting principles ("GAAP") financial measure, and for additional information as to the usefulness of the Non-GAAP financial measures to shareholders and investors.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

(In thousands)

SELECT SEGMENT DATA

	THREE MONTHS ENDED
	MARCH 31,
	2019	2018
Revenue
Financial Services	$185,144	$180,603
Benefits and Insurance Services	76,255	77,330
National Practices	8,599	8,157
Total	$269,998	$266,090

Gross Margin
Financial Services	$50,686	$47,570
Benefits and Insurance Services	14,884	16,197
National Practices	599	882
Operating expenses - unallocated (1):
Other	(3,449)	(3,423)
Deferred compensation	(8,218)	114
Total	$54,502	$61,340

(1)

Represents operating expenses not directly allocated to individual businesses, including stock-based compensation, consolidation and integration charges, and certain advertising expenses. "Operating expenses - unallocated" also include gains or losses attributable to the assets held in the Company's deferred compensation plan, which do not impact "Income from continuing operations before income tax expense" as they are directly offset by the same adjustment to "Other income (expense), net" in the Consolidated Statements of Comprehensive Income. Net gains/losses recognized from adjustments to the fair value of the assets held in the deferred compensation plan are recorded as compensation income/expense in "Operating expenses" and as income/expense in "Other income (expense), net".

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.

SELECT CASH FLOW DATA

(In thousands)

	THREE MONTHS ENDED
	MARCH 31,
	2019	2018
Net income	$37,469	$35,851
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	5,659	5,775
Bad debt expense, net of recoveries	1,054	1,766
Adjustments to contingent earnout liability	(281)	1,609
Other	511	(1,244)
Net income, after adjustments to reconcile net income to net cash used in operating activities	44,412	43,757
Changes in assets and liabilities, net of acquisitions and divestitures	(69,074)	(64,396)
Operating cash flows used in continuing operations	(24,662)	(20,639)
Operating cash flows (used in) provided by discontinued operations	(91)	139
Net cash used in operating activities	(24,753)	(20,500)
Net cash (used in) provided by investing activities	(9,736)	(19,756)
Net cash provided by (used in) financing activities	10,025	(20,296)
Net decrease in cash, cash equivalents and restricted cash	$(24,464)	$(60,552)

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.

SELECT FINANCIAL DATA AND RATIOS

(In thousands, except for percentages and days sales outstanding)

	MARCH 31,	DECEMBER 31,
	2019	2018
Cash and cash equivalents	$2,143	$640
Restricted cash	27,721	27,481
Accounts receivable, net	264,434	207,287
Current assets before funds held for clients	319,082	262,249
Funds held for clients	138,779	161,289
Goodwill and other intangible assets, net	635,881	637,009

Total assets	$1,377,319	$1,183,031

Current liabilities before client fund obligations	172,256	159,241
Client fund obligations	138,866	162,073
Bank debt, net of debt issuance costs	180,564	133,974

Total liabilities	$753,832	$589,368

Treasury stock	$(520,088)	$(508,530)

Total stockholders' equity	$623,487	$593,663

Debt to equity	29.3%	23.0%
Days sales outstanding (DSO) - continuing operations (1)	91	70

Shares outstanding	54,901	55,072
Basic weighted average common shares outstanding	54,287	54,561
Diluted weighted average common shares outstanding	55,915	56,487

(1)

DSO is provided for continuing operations and represents accounts receivable, net, at the end of the period, divided by trailing twelve month daily revenue. The Company has included DSO data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company's ability to collect on receivables in a timely manner. DSO should not be regarded as an alternative or replacement to any measurement of performance under GAAP. DSO at March 31, 2018 was 92.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.

GAAP RECONCILIATIONS

Income from Continuing Operations to Non-GAAP Financial Measures (1)

(In thousands)

	THREE MONTHS ENDED
	MARCH 31,
	2019	2018
Income from continuing operations	$37,565	$35,810
Interest expense	1,401	1,780
Income tax expense	13,613	13,156
Gain on sale of operations, net	(497)	(663)
Depreciation	2,157	1,404
Amortization	3,502	4,371
Adjusted EBITDA	$57,741	$55,858

(1)

CBIZ reports its financial results in accordance with GAAP. This table reconciles Non-GAAP financial measures to the nearest GAAP financial measure, "Income from continuing operations". Adjusted EBITDA is not defined by GAAP and should not be regarded as an alternative or replacement to any measurement of performance or cash flow under GAAP. Adjusted EBITDA is commonly used by the Company, its shareholders and debt holders to evaluate, assess and benchmark the Company's operational results and to provide an additional measure with respect to the Company's ability to meet future debt obligations.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz